UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 27, 2017

001-35922
(Commission file number)

PEDEVCO CORP.
(Exact name of registrant as specified in its charter)

Texas	22-3755993
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4125 Blackhawk Plaza Circle, Suite 201
Danville, California 94506
 (Address of principal executive offices)

(855) 733 3826
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

The information described in Item 7.01 below is incorporated by reference in its entirety into this Item 2.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As disclosed in the press release described in Item 7.01 below, which press release is incorporated by reference into this Item 5.03, PEDEVCO Corp. (the “Company”, “we” or “us”), announced on March 27, 2017, that, pursuant to the authorization provided by the Company’s stockholders at the Company’s December 28, 2016 annual meeting, and in order to meet the continued listing standards of the NYSE MKT, the Board of Directors approved the filing of a Certificate of Amendment to the Company’s Certificate of Formation with the Secretary of State of Texas to effect a 1-for-10 reverse stock split of all outstanding common stock shares of the Company, anticipated to be effective on April 7, 2017. The Certificate of Amendment is filed herewith as Exhibit 3.1.

The effect of the reverse stock split will be to combine each 10 shares of outstanding common stock into one new share, with no change in authorized shares or par value per share, and to reduce the number of common stock shares outstanding from approximately 54.9 million shares to approximately 5.49 million shares (prior to rounding). Proportional adjustments will be made to the conversion and exercise prices of the Company’s outstanding convertible preferred stock, warrants and stock options, and to the number of shares issued and issuable under the Company’s stock incentive plans. The reverse stock split will not affect any shareholder’s ownership percentage of the Company’s common stock, except to the limited extent that the reverse stock split would result in any shareholder owning a fractional share. Fractional shares of common stock will be rounded up to the nearest whole share.

The Company’s trading symbol of “PED” will not change as a result of the reverse stock split, although it is expected that the letter “D” will be appended to the Company’s ticker for approximately 20 trading days following the effective date to indicate the completion of the reverse stock split. In addition, the common stock will trade under a new CUSIP number, 70532Y 303.

Item 7.01 Regulation FD Disclosure.

 On March 27, 2017, the Company filed a press release announcing the Company’s year end results and entry into a certain non-binding letter of intent, and disclosing the approval by the Board of Directors of a 1-for-10 reverse stock split and the filing of a Certificate of Amendment to the Company’s Certificate of Formation to effect such reverse stock split. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.1*	Certificate of Amendment to Certificate of Formation (1-for-10 Reverse Stock Split of Common Stock)
99.1*	Press Release dated March 27, 2017

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEDEVCO CORP.

By:	/s/ Michael L. Peterson
Michael L. Peterson
President and Chief Executive Officer

Date:  March 27, 2017

EXHIBIT INDEX
Exhibit No.	Description
3.1*	Certificate of Amendment to Certificate of Formation (1-for-10 Reverse Stock Split of Common Stock)
99.1*	Press Release dated March 27, 2017

* Filed herewith.